Cincinnati Bell Reports Second Quarter 2020 Results

HIGHLIGHTS

•	Revenue of $380 million generated operating income of $28 million
•	Adjusted EBITDA[1] totaled $107 million, up 4% year-over-year
•	Entertainment and Communications revenue was $240 million – Adjusted EBITDA increased 2% year-over-year, totaling $95 million
•	IT Services and Hardware revenue was $147 million – Adjusted EBITDA increased 24% from the prior year, totaling $16 million
•	Cash provided by operating activities totaled $45 million with free cash flow[2] of $5 million
•

Cincinnati Bell shareholders approved the proposal to adopt the merger agreement (the "MIP merger agreement") with a controlled subsidiary of Macquarie Infrastructure Partners ("MIP"), with more than 99% of votes cast in favor of the proposal

CINCINNATI – August 6, 2020 - Cincinnati Bell Inc. (NYSE:CBB), today announced financial results for the second quarter of 2020.

Leigh Fox, President and Chief Executive Officer of Cincinnati Bell, commented, “Given the uncertainty and volatility surrounding COVID-19, our second quarter results were strong. For E&C, even when impacted by our involvement in the FCC’s Keep Americans Connected Pledge and COVID business disruption, our performance demonstrates the importance of high-speed data connectivity provided by our robust fiber networks. Additionally, the growth in our recurring IT services more than offset volatility in hardware purchasing during this period, driving an impressive 24% increase in Adjusted EBITDA year-over-year.”

Mr. Fox concluded, “We appreciate our shareholders’ continued support and adoption of the MIP merger agreement. Our team has been working closely with MIP, which has made significant progress on all major regulatory filings as we continue working to ensure a successful close in the first half of 2021.”

CONSOLIDATED RESULTS

•	Consolidated revenue totaled $380 million for second quarter of 2020 and $760 million year-to-date
•

Operating income of $28 million in the second quarter of 2020 and $32 million year-to-date, excluding approximately $25 million for the break-up fee paid in connection with the termination of Cincinnati Bell's previously announced merger agreement (the “Brookfield merger agreement”) with Brookfield Infrastructure ("Brookfield")
•	Adjusted EBITDA totaled $107 million for the second quarter of 2020 and $209 million year-to-date

Entertainment and Communications Segment

•

Entertainment and Communications revenue totaled $240 million for the second quarter of 2020, down 4% year-over-year as a result of consumers migrating to over-the-top video services and continued legacy decline

Cincinnati revenue totaled $165 million in the second quarter
Fioptics revenue totaled $89 million for the second quarter, consistent with the prior year
FTTP internet subscribers totaled 230,600 at the end of the second quarter, adding 6,300 customers during the quarter
FTTP is available to 60% of Greater Cincinnati, or 489,600 addresses
Hawaii revenue totaled $74 million in the second quarter
Consumer / SMB Fiber revenue totaled $21 million in the second quarter, consistent with the prior year
FTTP internet subscribers totaled 57,400 at the end of the second quarter, adding 1,000 customers during the quarter
FTTP is available to 35% of Hawaii, or 176,200 addresses
•	Adjusted EBITDA was $95 million for the second quarter of 2020, up 2% year-over-year

IT Services and Hardware Segment

•	IT Services and Hardware revenue totaled $147 million for the second quarter, up 5% compared to a year ago
Communications revenue was $55 million in the second quarter, up 14% year-over-year
Consulting revenue totaled $47 million for the second quarter, up 24% compared to a year ago

Cloud revenue was $20 million during the second quarter of 2020, down 11% from the prior year primarily due to the impact of insourcing initiatives from General Electric Company (“GE”) completed during the second quarter of 2019

Infrastructure Solutions revenue totaling $24 million in the second quarter, decreasing 22% year-over-year partially due to the impacts of COVID-19 and customers migrating to managed services
•	Adjusted EBITDA was $16 million for the second quarter, up 24% year-over-year

Macquarie Infrastructure Partners Transaction Details

On March 13, 2020, Cincinnati Bell Inc. ("Cincinnati Bell" or the "Company"), together with MIP, announced an agreement through which an MIP-controlled subsidiary will acquire all outstanding shares of Cincinnati Bell for $15.50 per share in a cash transaction valued at approximately $2.9 billion, including debt (the "Transaction").

The Transaction follows the determination by Cincinnati Bell's Board of Directors, after consultation with its legal and financial advisors, that the MIP proposal constituted a "Superior Company Proposal" as defined in Cincinnati Bell's previously announced Brookfield merger agreement. Consistent with that determination, and following the expiration of the negotiation period during which Brookfield declined to propose an amendment to the Brookfield merger agreement, Cincinnati Bell terminated the Brookfield merger agreement. In connection with the termination, Cincinnati Bell paid Brookfield an approximately $25 million break-up fee.

On May 7, 2020, Cincinnati Bell’s shareholders adopted the MIP merger agreement at a virtual special meeting of shareholders.

MIP is a fund managed by Macquarie Infrastructure and Real Assets ("MIRA"). In addition to MIP, certain Special Opportunities funds or co-investment vehicles managed by the Private Equity Group of Ares Management Corporation (NYSE: ARES) ("Ares Management"), and entities controlled by the Retail Employees Superannuation Trust (“REST”), an Australian superannuation fund managed by Retail Employees Superannuation Pty Limited, have agreed to provide equity financing for the Transaction.

MIRA is a global alternative asset manager with extensive experience in investing in the communications infrastructure industry. For more than two decades, MIRA has partnered with investors, governments, and communities to manage, develop, and enhance assets relied on by more than 100 million people each day. As of March 31, 2020, MIRA had $136.95 billion in assets under management (based on proportionate enterprise value), of which $107.9 billion were invested in infrastructure assets.

Ares Management is a global alternative investment manager operating three integrated businesses across Credit, Private Equity, and Real Estate. Ares Management’s global platform had $149 billion of assets under management as of March 31, 2020 and employs approximately 1,200 employees in over 20 offices in more than 10 countries.

REST is a widely held Australian public offer pension fund managing over AUD 52 billion (USD $36 billion) on behalf of approximately 1.7 million members.

The Transaction is expected to close in the first half of 2021. It is subject to customary closing conditions, including receipt of certain regulatory approvals.

INVESTOR RELATIONS CONTACT:

Kei Lawson, 513-565-0510

E-mail: Takeitha.Lawson@cinbell.com

or

MEDIA CONTACT:

Josh Pichler, 513-565-0310

E-mail: Josh.Pichler@cinbell.com

Safe Harbor Note

This release may contain “forward-looking” statements, as defined in federal securities laws including the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates, forecasts and projections. Statements that are not historical facts, including statements concerning plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to acquisitions and restructuring, business trends, statements regarding the Transaction and the expected timetable for completing the Transaction, are forward-looking statements. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “will,” “may,” “proposes,” “potential,” “could,” “should,” “outlook,” or variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of future financial performance, anticipated growth and trends in businesses, and other characterizations of future events or circumstances are forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this report. The following important factors, among other things, could cause or contribute to actual results being materially and adversely different from those described or implied by such forward-looking statements, including, but not limited to:

•	those discussed in this release;
•	we operate in highly competitive industries, and customers may not continue to purchase products or services, which would result in reduced revenue and loss of market share;
•	we may be unable to grow our revenues and cash flows despite the initiatives we have implemented;
•	failure to anticipate the need for and introduce new products and services or to compete with new technologies may compromise our success in the telecommunications industry;
•

our access lines, which generate a significant portion of our cash flows and profits, are decreasing in number and if we continue to experience access line losses similar to the past several years, our revenues, earnings and cash flows from operations may be adversely impacted;

•

our failure to meet performance standards under our agreements could result in customers terminating their relationships with us or customers being entitled to receive financial compensation, which would lead to reduced revenues and/or increased costs;

•	we generate a substantial portion of our revenue by serving a limited geographic area;
•

a large customer accounts for a significant portion of our accounts receivable and the loss or significant reduction in business from this customer would cause operating results to decline and could negatively impact profitability and cash flows;

•

maintaining our telecommunications networks requires significant capital expenditures, and our inability or failure to maintain our telecommunications networks could have a material impact on our market share and ability to generate revenue;

•	increases in broadband usage may cause network capacity limitations, resulting in service disruptions or reduced capacity for customers;
•	we may be liable for material that content providers distribute on our networks;
•	cyber attacks or other breaches of network or other information technology security could have an adverse effect on our business;
•	natural disasters, terrorists acts or acts of war could cause damage to our infrastructure and result in significant disruptions to our operations;
•

the regulation of our businesses by federal and state authorities may, among other things, place us at a competitive disadvantage, restrict our ability to price our products and services and threaten our operating licenses;

•	we depend on a number of third party providers, and the loss of, or problems with, one or more of these providers may impede our growth or cause us to lose customers;
•	a failure of back-office information technology systems could adversely affect our results of operations and financial condition;
•

if we fail to extend or renegotiate our collective bargaining agreements with our labor unions when they expire or if our unionized employees were to engage in a strike or other work stoppage, our business and operating results could be materially harmed;

•	the loss of any of the senior management team or attrition among key sales associates could adversely affect our business, financial condition, results of operations and cash flows;
•

our debt could limit our ability to fund operations, raise additional capital, and fulfill our obligations, which, in turn, would have a material adverse effect on our businesses and prospects generally;

•

our indebtedness imposes significant restrictions on us; we depend on our loans and credit facilities to provide for our short-term financing requirements in excess of amounts generated by operations, and the availability of those funds may be reduced or limited;

•	the servicing of our indebtedness is dependent on our ability to generate cash, which could be impacted by many factors beyond our control;
•	we depend on the receipt of dividends or other intercompany transfers from our subsidiaries and investments;

•	the trading price of our common shares may be volatile, and the value of an investment in our common shares may decline;
•	the uncertain economic environment, including uncertainty in the U.S. and world securities markets, could impact our business and financial condition;
•	our future cash flows could be adversely affected if we are unable to fully realize our deferred tax assets;
•	adverse changes in the value of assets or obligations associated with our employee benefit plans could negatively impact shareowners’ deficit and liquidity;
•	third parties may claim that we are infringing upon their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from selling products;
•

third parties may infringe upon our intellectual property, and we may expend significant resources enforcing our rights or suffer competitive injury; we could be subject to a significant amount of litigation, which could require us to pay significant damages or settlements;

•	we could incur significant costs resulting from complying with, or potential violations of, environmental, health and human safety laws;
•	the risk that unexpected costs will be incurred;
•

risks and uncertainties relating to the Transaction, including the timing and likelihood of completion of the Transaction; the possibility that any or all of the various conditions to the consummation of the Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction; the effect of the announcement or pendency of the Transaction on our ability to retain and hire key personnel, our ability to maintain relationships with our customers, suppliers and others with whom we do business, or our operating results and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; and the risk that shareholder litigation in connection with the Transaction may result in significant costs of defense, indemnification and liability;

•

risks and uncertainties related to the effect of the recent global outbreak of COVID-19 and related government, private sector and individual consumer responsive actions on the Company’s business operations, employee availability, financial performance, liquidity and cash flow;

•	the other risks and uncertainties detailed in our filings with the SEC, including our Form 10-K report, Form 10-Q reports and Form 8-K reports; and
•	other factors outside the Company's control.

These forward-looking statements are based on information, plans and estimates as of the date hereof and there may be other factors that may cause our actual results to differ materially from these forward-looking statements. We assume no obligation to update the information contained in this release except as required by applicable law.

Use of Non-GAAP Financial Measures

This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income (loss) applicable to common shareholders excluding special items and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA provides a useful measure of operational performance. The Company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, stock-based compensation, restructuring and severance related charges, (gain) loss on sale or disposal of assets, transaction and integration costs, transaction related employee retention agreements, asset impairments, and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Adjusted EBITDA margin provides a useful measure of operational performance. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

2Free cash flow provides a useful measure of operational performance, liquidity and financial health. The Company defines free cash flow as cash provided by (used in) operating activities, adjusted for restructuring and severance related payments, transaction and integration payments, less capital expenditures and preferred stock dividends. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the Company feels there is no comparable GAAP measure for free cash flow, the attached financial information reconciles cash provided by operating activities to free cash flow.

Net debt provides a useful measure of liquidity and financial health. The Company defines net debt as the sum of the face amount of short-term and long-term debt, unamortized premium and/or discount and unamortized note issuance costs, offset by cash and cash equivalents.

Net income (loss) applicable to common shareholders excluding special items in total and per share provides a useful measure of operating performance. Net income (loss) applicable to common shareholders excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income (loss) excluding special items as defined by other companies.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE: CBB) delivers integrated communications solutions to residential and business customers over its fiber-optic and copper networks including high-speed internet, video, voice and data. Cincinnati Bell provides service in areas of Ohio, Kentucky, Indiana and Hawaii. In addition, enterprise customers across the United States and Canada rely on CBTS and OnX, wholly-owned subsidiaries, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com. The information on the Company’s website is not incorporated by reference in this press release.

Cincinnati Bell Inc.

Consolidated Statements of Operations

(Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2020	2019	$	%	2020	2019	$	%
Revenue	$380.0	$384.2	$(4.2)	(1)%	$760.0	$763.8	$(3.8)	0%
Costs and expenses
Cost of services and products	193.4	195.5	(2.1)	(1)%	387.1	393.2	(6.1)	(2)%
Selling, general and administrative	81.3	87.2	(5.9)	(7)%	169.3	173.3	(4.0)	(2)%
Depreciation and amortization	74.7	74.2	0.5	1%	148.9	153.6	(4.7)	(3)%
Restructuring and severance related charges	0.4	1.8	(1.4)	(78)%	15.6	5.1	10.5	n/m
Transaction and integration costs	2.5	0.6	1.9	n/m	31.6	3.6	28.0	n/m
Operating income	27.7	24.9	2.8	11%	7.5	35.0	(27.5)	(79)%
Interest expense	33.5	34.9	(1.4)	(4)%	67.2	70.0	(2.8)	(4)%
Other components of pension and postretirement benefit plans expense	3.8	3.0	0.8	27%	6.4	5.6	0.8	14%
Other (income) expense, net	(0.2)	0.1	(0.3)	n/m	(1.0)	(0.9)	(0.1)	11%
Loss before income taxes	(9.4)	(13.1)	3.7	(28)%	(65.1)	(39.7)	(25.4)	64%
Income tax benefit	(1.6)	(7.6)	6.0	(79)%	(23.3)	(7.3)	(16.0)	n/m
Net loss	(7.8)	(5.5)	(2.3)	42%	(41.8)	(32.4)	(9.4)	29%
Preferred stock dividends	2.6	2.6	-	-	5.2	5.2	-	-
Net loss applicable to common shareowners	$(10.4)	$(8.1)	$(2.3)	28%	$(47.0)	$(37.6)	$(9.4)	25%
Basic and diluted net loss per common share	$(0.21)	$(0.16)			$(0.93)	$(0.75)
Weighted average common shares outstanding
(in millions)
- Basic	50.6	50.4			50.6	50.3
- Diluted	50.6	50.4			50.6	50.3

Cincinnati Bell Inc.

Entertainment and Communications Income Statement

(Unaudited)

(Dollars in millions)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2020	2019	$	%	2020	2019	$	%
Income Statement
Revenue	$239.7	$250.5	$(10.8)	(4)%	$483.5	$500.8	$(17.3)	(3)%
Operating costs and expenses
Cost of services and products	103.9	112.0	(8.1)	(7)%	211.9	227.3	(15.4)	(7)%
Selling, general and administrative	40.8	45.2	(4.4)	(10)%	85.8	89.7	(3.9)	(4)%
Depreciation and amortization	64.5	63.4	1.1	2%	128.4	126.1	2.3	2%
Restructuring and severance related charges	-	0.9	(0.9)	n/m	14.8	4.2	10.6	n/m
Total operating costs and expenses	209.2	221.5	(12.3)	(6)%	440.9	447.3	(6.4)	(1)%
Operating income	$30.5	$29.0	$1.5	5%	$42.6	$53.5	$(10.9)	(20)%

Cincinnati Bell Inc.

Entertainment and Communications Revenue

(Unaudited)

(Dollars in millions)

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
	Cincinnati	Hawaii	Total	Cincinnati	Hawaii	Total
Revenue
Consumer / SMB Fiber *
Data	$42.1	$8.9	$51.0	$38.8	$7.9	$46.7
Video	38.8	9.5	48.3	40.6	11.0	51.6
Voice	7.2	2.7	9.9	9.2	2.7	11.9
Other	0.4	0.2	0.6	0.4	0.1	0.5
Total Consumer / SMB Fiber	88.5	21.3	109.8	89.0	21.7	110.7
Enterprise Fiber
Data	21.7	10.0	31.7	21.1	10.2	31.3
Legacy
Data	23.8	13.2	37.0	26.3	15.2	41.5
Voice	28.3	25.9	54.2	31.8	27.6	59.4
Other	3.0	4.0	7.0	3.5	4.1	7.6
Total Legacy	55.1	43.1	98.2	61.6	46.9	108.5
Total Entertainment & Communications	$165.3	$74.4	$239.7	$171.7	$78.8	$250.5

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
	Cincinnati	Hawaii	Total	Cincinnati	Hawaii	Total
Revenue
Consumer / SMB Fiber *
Data	$83.0	$17.4	$100.4	$76.2	$15.8	$92.0
Video	77.6	19.4	97.0	80.8	22.5	103.3
Voice	16.1	5.4	21.5	18.4	5.5	23.9
Other	0.7	0.4	1.1	0.7	0.3	1.0
Total Consumer / SMB Fiber	177.4	42.6	220.0	176.1	44.1	220.2
Enterprise Fiber
Data	42.9	20.4	63.3	42.2	19.4	61.6
Legacy
Data	48.2	27.1	75.3	52.3	31.1	83.4
Voice	57.8	52.8	110.6	64.8	56.0	120.8
Other	6.2	8.1	14.3	7.0	7.8	14.8
Total Legacy	112.2	88.0	200.2	124.1	94.9	219.0
Total Entertainment & Communications	$332.5	$151.0	$483.5	$342.4	$158.4	$500.8

*	Represents Fioptics in Cincinnati

Cincinnati Bell Inc.

Entertainment and Communications Metric Information

(Unaudited)

(In thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Cincinnati Metrics
Fioptics
Data
Internet FTTP *	230.6	224.3	219.2	214.6	210.8
Internet FTTN *	28.9	30.0	31.4	32.5	34.0
Total Fioptics Internet	259.5	254.3	250.6	247.1	244.8
Video
Video FTTP *	109.7	111.2	112.7	113.5	114.5
Video FTTN *	21.4	21.9	22.4	23.0	23.5
Total Fioptics Video	131.1	133.1	135.1	136.5	138.0
Voice
Fioptics Voice Lines	105.3	105.3	106.8	108.0	108.8
Fioptics Units Passed
Units Passed FTTP *	489.6	486.6	484.8	482.0	480.1
Units Passed FTTN *	138.6	138.6	138.6	138.6	138.7
Total Fioptics Units Passed	628.2	625.2	623.4	620.6	618.8
Enterprise Fiber
Data
Ethernet Bandwidth (Gb)	5,756	5,487	5,228	5,006	4,672
Legacy
Data
DSL	62.7	63.3	64.0	65.9	67.9
Voice
Legacy Voice Lines	186.4	191.2	196.8	202.9	210.3

*	Fiber-to-the-Premise (FTTP), Fiber-to-the-Node (FTTN)

Cincinnati Bell Inc.

Entertainment and Communications Metric Information

(Unaudited)

(In thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Hawaii Metrics
Consumer / SMB Fiber
Data
Internet FTTP *	57.4	56.4	55.4	54.6	53.7
Internet FTTN *	12.1	12.4	12.8	13.2	13.4
Total Consumer / SMB Fiber Internet	69.5	68.8	68.2	67.8	67.1
Video
Video FTTP *	31.0	29.6	30.6	31.8	33.0
Video FTTN *	11.8	11.5	12.1	13.2	13.9
Total Consumer / SMB Fiber Video	42.8	41.1	42.7	45.0	46.9
Voice
Consumer / SMB Fiber Voice Lines	29.9	29.9	30.0	30.1	30.1
Consumer / SMB Fiber Units Passed
Units Passed FTTP *	176.2	174.9	173.5	170.6	169.2
Units Passed FTTN *	72.5	72.5	72.9	72.8	72.9
Total Consumer / SMB Fiber Units Passed	248.7	247.4	246.4	243.4	242.1
Enterprise Fiber
Data
Ethernet Bandwidth (Gb)	3,691	3,619	3,651	3,424	2,924
Legacy
Data
DSL	40.3	41.1	42.9	44.3	45.7
Voice
Legacy Voice Lines	165.1	173.0	177.1	183.0	187.6

*	Fiber-to-the-Premise (FTTP), Fiber-to-the-Node (FTTN)

Cincinnati Bell Inc.

IT Services and Hardware Income Statement and Metric Information

(Unaudited)

(Dollars in millions)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2020	2019	$	%	2020	2019	$	%
Income Statement
Revenue	$147.0	$140.2	$6.8	5%	$289.3	$276.5	$12.8	5%
Operating costs and expenses
Cost of services and products	95.9	89.7	6.2	7%	187.5	178.9	8.6	5%
Selling, general and administrative	35.4	37.8	(2.4)	(6)%	73.7	75.0	(1.3)	(2)%
Depreciation and amortization	10.2	10.7	(0.5)	(5)%	20.5	27.4	(6.9)	(25)%
Restructuring and severance related charges	0.3	0.9	(0.6)	(67)%	0.7	0.9	(0.2)	(22)%
Total operating costs and expenses	141.8	139.1	2.7	2%	282.4	282.2	0.2	0%
Operating income (loss)	$5.2	$1.1	$4.1	n/m	$6.9	$(5.7)	$12.6	n/m

Revenue
Consulting	$47.2	$38.1	$9.1	24%	$89.1	$77.0	$12.1	16%
Cloud	20.4	22.8	(2.4)	(11)%	41.9	47.2	(5.3)	(11)%
Communications	55.2	48.3	6.9	14%	106.4	95.7	10.7	11%
Infrastructure Solutions	24.2	31.0	(6.8)	(22)%	51.9	56.6	(4.7)	(8)%
Total IT Services and Hardware Revenue	$147.0	$140.2	$6.8	5%	$289.3	$276.5	$12.8	5%

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Consulting
Billable Resources	1,305	1,222	1,034	1,007	1,039

Communications
NaaS Locations	5,048	4,593	4,047	3,492	2,988
SD - WAN Locations	2,575	2,337	2,197	1,849	1,743
Hosted UCaaS Profiles	276,360	277,092	274,654	270,335	254,679

Cincinnati Bell Inc.

Net Debt (Non-GAAP)

(Unaudited)

(Dollars in millions)

	June 30,	December 31,
	2020	2019
Receivables Facility	$165.5	$131.5
Credit Agreement - Tranche B Term Loan due 2024	589.5	592.5
Credit Agreement - Revolving Credit Facility	65.0	57.0
7 1/4% Senior Notes due 2023	22.3	22.3
7% Senior Notes due 2024	625.0	625.0
8% Senior Notes due 2025	350.0	350.0
Cincinnati Bell Telephone Notes	87.9	87.9
Other financing lease agreements	3.6	5.2
Finance lease liabilities	68.2	73.8
Net unamortized premium	1.2	1.3
Unamortized note issuance costs	(21.0)	(22.9)
Total debt	1,957.2	1,923.6
Less: Cash and cash equivalents	(7.0)	(11.6)
Net debt (Non-GAAP)	$1,950.2	$1,912.0

Cincinnati Bell Inc.

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

(Unaudited)

(Dollars in millions)

	Three Months Ended June 30, 2020
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net loss (GAAP)				$(7.8)
Add:
Income tax benefit				(1.6)
Interest expense				33.5
Other income, net				(0.2)
Other components of pension and postretirement benefit plans expense				3.8

Operating income (loss) (GAAP)	$30.5	$5.2	$(8.0)	$27.7
Add:
Depreciation and amortization	64.5	10.2	-	74.7
Restructuring and severance related charges	-	0.3	0.1	0.4
Transaction and integration costs	-	-	2.5	2.5
Transaction related employee retention agreements	-	-	0.8	0.8
Stock-based compensation	-	-	1.3	1.3
Adjusted EBITDA (Non-GAAP)	$95.0	$15.7	$(3.3)	$107.4

Adjusted EBITDA Margin (Non-GAAP)	40%	11%	-	28%

	Three Months Ended June 30, 2019
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net loss (GAAP)				$(5.5)
Add:
Income tax benefit				(7.6)
Interest expense				34.9
Other expense, net				0.1
Other components of pension and postretirement benefit plans expense				3.0

Operating income (loss) (GAAP)	$29.0	$1.1	$(5.2)	$24.9
Add:
Depreciation and amortization	63.4	10.7	0.1	74.2
Restructuring and severance related charges	0.9	0.9	-	1.8
Transaction and integration costs	-	-	0.6	0.6
Stock-based compensation	-	-	1.6	1.6
Adjusted EBITDA (Non-GAAP)	$93.3	$12.7	$(2.9)	$103.1

Adjusted EBITDA Margin (Non-GAAP)	37%	9%	-	27%
Year-over-year dollar change in Adjusted EBITDA	1.7	3.0	(0.4)	4.3
Year-over-year percentage change in Adjusted EBITDA	2%	24%	14%	4%

Cincinnati Bell Inc.

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

(Unaudited)

(Dollars in millions)

	Six Months Ended June 30, 2020
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net loss (GAAP)				$(41.8)
Add:
Income tax benefit				(23.3)
Interest expense				67.2
Other income, net				(1.0)
Other components of pension and postretirement benefit plans expense				6.4

Operating income (loss) (GAAP)	$42.6	$6.9	$(42.0)	$7.5
Add:
Depreciation and amortization	128.4	20.5	-	148.9
Restructuring and severance related charges	14.8	0.7	0.1	15.6
Transaction and integration costs	-	-	31.6	31.6
Employee contract termination costs	0.3	0.8	-	1.1
Transaction related employee retention agreements	-	-	1.4	1.4
Stock-based compensation	-	-	3.0	3.0
Adjusted EBITDA (Non-GAAP)	$186.1	$28.9	$(5.9)	$209.1

Adjusted EBITDA Margin (Non-GAAP)	38%	10%	-	28%

	Six Months Ended June 30, 2019
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net loss (GAAP)				$(32.4)
Add:
Income tax benefit				(7.3)
Interest expense				70.0
Other income, net				(0.9)
Other components of pension and postretirement benefit plans expense				5.6

Operating income (loss) (GAAP)	$53.5	$(5.7)	$(12.8)	$35.0
Add:
Depreciation and amortization	126.1	27.4	0.1	153.6
Restructuring and severance related charges	4.2	0.9	-	5.1
Transaction and integration costs	-	-	3.6	3.6
Stock-based compensation	-	-	3.4	3.4
Adjusted EBITDA (Non-GAAP)	$183.8	$22.6	$(5.7)	$200.7

Adjusted EBITDA Margin (Non-GAAP)	37%	8%	-	26%
Year-over-year dollar change in Adjusted EBITDA	2.3	6.3	(0.2)	8.4
Year-over-year percentage change in Adjusted EBITDA	1%	28%	4%	4%

Cincinnati Bell Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cash provided by operating activities	$44.5	$62.0	$73.6	$118.8
Capital expenditures	(48.5)	(54.1)	(99.4)	(110.6)
Other, net	(1.7)	0.1	(1.7)	—
Cash used in investing activities	(50.2)	(54.0)	(101.1)	(110.6)
Net increase in corporate credit and receivables facilities with initial maturities less than 90 days	10.9	5.3	42.0	1.5
Repayment of debt	(6.0)	(4.7)	(12.2)	(9.2)
Debt issuance costs	(0.3)	(0.6)	(0.3)	(0.7)
Dividends paid on preferred stock	(2.6)	(2.6)	(5.2)	(5.2)
Other, net	—	—	(1.1)	(0.8)
Cash provided by (used in) financing activities	2.0	(2.6)	23.2	(14.4)
Effect of exchange rate changes on cash and cash equivalents	0.1	—	(0.3)	0.1
Net (decrease) increase in cash and cash equivalents	(3.6)	5.4	(4.6)	(6.1)
Cash and cash equivalents at beginning of period	10.6	3.9	11.6	15.4
Cash and cash equivalents at end of period	$7.0	$9.3	$7.0	$9.3

Reconciliation of Cash Provided by Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP)
Cash provided by operating activities	$44.5	$62.0	$73.6	$118.8
Adjustments:
Capital expenditures	(48.5)	(54.1)	(99.4)	(110.6)
Restructuring and severance related payments	3.5	4.0	11.8	10.8
Preferred stock dividends	(2.6)	(2.6)	(5.2)	(5.2)
Transaction and integration costs	7.7	2.4	35.5	4.2
Free cash flow (Non-GAAP)	$4.6	$11.7	$16.3	$18.0
Income tax payments (refunds)	$—	$0.5	$(1.1)	$1.6

Cincinnati Bell Inc.

Capital Expenditures

(Unaudited)

(Dollars in millions)

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Entertainment and Communications	$42.2	$44.4	$51.0	$51.3	$47.9
IT Services and Hardware	6.3	6.5	5.5	5.4	6.1
Corporate	-	-	-	-	0.1
Total capital expenditures	$48.5	$50.9	$56.5	$56.7	$54.1

Cincinnati Bell Inc.

Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net (Loss) Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended
	June 30, 2020	June 30, 2019
Net loss applicable to common shareholders (GAAP)	$(10.4)	$(8.1)
Special items:
Restructuring and severance related charges	0.4	1.8
Transaction and integration costs	2.5	0.6
Income tax effect of special items *	(6.0)	(0.9)
Total special items	(3.1)	1.5
Net loss applicable to common shareowners, excluding special items (Non-GAAP)	$(13.5)	$(6.6)
Weighted average diluted shares outstanding**	50.6	50.4
Diluted loss per common share (GAAP)	$(0.21)	$(0.16)
Adjusted diluted loss per common share (Non-GAAP)	$(0.27)	$(0.13)

*	Special items have been tax effected utilizing the normalized effective tax rate for the period, with the exception of transaction and integration costs, which are treated as a discrete item.
**	Weighted average diluted shares outstanding based on net (loss) income applicable to common shareowners, excluding special items (Non-GAAP).

Cincinnati Bell Inc.

Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net (Loss) Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)

(Dollars in millions, except per share amounts)

	Six Months Ended
	June 30, 2020	June 30, 2019
Net loss applicable to common shareholders (GAAP)	$(47.0)	$(37.6)
Special items:
Restructuring and severance related charges	15.6	5.1
Transaction and integration costs	31.6	3.6
Income tax effect of special items *	(3.7)	(1.8)
Total special items	43.5	6.9
Net loss applicable to common shareowners, excluding special items (Non-GAAP)	$(3.5)	$(30.7)
Weighted average diluted shares outstanding**	50.6	50.3
Diluted loss per common share (GAAP)	$(0.93)	$(0.75)
Adjusted diluted loss per common share (Non-GAAP)	$(0.07)	$(0.61)
*	Special items have been tax effected utilizing the normalized effective tax rate for the period, with the exception of transaction and integration costs, which are treated as a discrete item.
**	Weighted average diluted shares outstanding based on net (loss) income applicable to common shareowners, excluding special items (Non-GAAP).